UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 25, 2021

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Becker Farm Road, Suite 105 Roseland, NJ	07068
(Address of Principal RubinoOffices)	(Zip Code)

(888) 398-0202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the disclosures in Item 5.02 (a) below, which are incorporated in their entirety, by reference, into this Item 5.02

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a)       Retirement and Resignation of Chairman, President and Chief Executive Officer

On March 25, 2021 Mr. Alan L. Rubino, notified the Board of Directors of RenovaCare, Inc. (the “Company”) of his decision to retire after a 40-year career in the biotechnology and pharmaceutical industries, and provided the Company with his notice of resignation as the Company’s Chairman, President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). A copy of Mr. Rubino’s resignation notice is attached to this Report as Exhibit 17.1.

As noted in Mr. Rubino’s resignation notice, his resignation was due to his desire to retire from full time employment and was not due to any disagreements between Mr. Rubino and the Company on any matter relating to the Company’s operations, policies, or practices.

In order to ensure an orderly management transition, the Company and Mr. Rubino entered into a Separation and Release of Claims Agreement as of March 26, 2021 (the “Separation Agreement”). A copy of the Separation Agreement is attached to this Report as Exhibit 10.1. All capitalized terms in this Item 2 (a) not otherwise defined shall have the meaning ascribed to such capitalized term in the Separation Agreement.

Pursuant to the terms of the Separation Agreement, Mr. Rubino will provide transitional consulting and advisory services for a period of six months to the Company and its executive officers, and regarding the business and operations of the Company and the Company Group, as well as the transition of Mr. Rubino’s duties to other employees of the Company (the “Transition Services”).

The Company and Mr. Rubino anticipate that the amount of time that Mr. Rubino shall devote to his performance of the Transition Services shall be thirty-five (35) hours in each of the first two full months of the Transition Services Period and approximately five hours per month in the remainder of the Transition Services Period (prorated for any portion of the Transition Services Period which is less than a full month). Mr. Rubino will provide the transition Services commencing on the Separation Date (as defined in the Separation Agreement through September 26, 2021.

As consideration for the Executive's execution of, non-revocation of, and compliance with this Agreement, including Mr. Rubino’s waiver and Release of Claims (as defined below in the Separation Agreement), and other post-termination obligations of Mr. Rubino, including, but not limited to the Transition Services the Company agrees to provide the following benefits to which Mr. Rubino is not otherwise entitled:

(i)       Continued payment of an amount equal to the Executive's base salary in accordance with the Company’s regular payroll practices, less all relevant taxes and other withholdings, during the period commencing on the first payroll date following the Effective Date (the “First Payment Date”) and continuing until, and ending on, September 26, 2021. The first installment payment shall include all amounts that would otherwise have been paid to Mr. Rubino during the period beginning on the Separation Date and ending on the First Payment Date; and

(ii)       continuation of Mr. Rubino’s health insurance coverage currently maintained by the Company, at the Company’s expense, from the Separation Date (as defined in the Separation Agreement) through, and ending on, June 30, 2021.

The Separation Agreement also imposes additional restrictions on Mr. Rubino with respect to his engagement in activities that are competitive with the Company’s business and technologies, solicitation of the Company’s personnel and third-party customers, suppliers and potential strategic partners. In addition, among other things, the Separation Agreement requires Mr. Rubino to comply with the confidentiality and exit obligation contained therein.

The Separation Agreement provides for the termination of (i) the Employment Agreement dated as of November 15, 2019 between the Company and Mr. Rubino (the “Employment Agreement”) except for such provisions of the Employment Agreement which by their terms are intended to survive termination and (ii) the Stock Option Agreement dated November 15, 2019, as amended from time to time (the “SOA”). Pursuant to the terms of the Separation Agreement Mr. Rubino has forfeited his right to any all vested or unvested Options (as defined in the SOA).

The foregoing description of the of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(b) Appointment of Officers

On March 26, 2021 the Company’s Board of Directors by unanimous written consent in lieu of special meeting, adopted resolutions:

(1)       Appointing Dr. Kaiyo Nedd as the Company’s President and Chief Executive Officer effective as of March 26, 2021, and to serve in such office until his successor shall have been elected and duly qualified, or his earlier resignation or removal; and

(2)       Appointing Mr. Harmel S. Rayat to serve as the Company’s Chairman of Board effective as of March 26, 2021, and to serve in such office until his successor shall have been elected and duly qualified, or his earlier resignation or removal.

Dr. Nedd, a member of the Company’s Board of Directors, has been a practicing medical doctor for over 20 years in Vancouver B.C. He was educated at the University of British Columbia in cell biology and genetics and at Howard University College of Medicine in Washington D.C. Dr. Nedd subsequently undertook emergency medicine rotation training at Harvard University Brigham and Women’s Hospital and family practice residency training in Vancouver at St Paul’s Hospital, completing the same in 2002.

Since 2002, Dr. Nedd has acted as medical director of West End Medical Centre in Vancouver British Columbia, which has provided a broad patient exposure as well as involvement in several clinical trials and regular participation in pharmaceutical company advisory boards. In recent years, Dr. Nedd’s focus has been on chronic pain, neurological diseases and mental health. He has had deep clinical experience with the management of these conditions and continues to keep abreast of ongoing clinical research. He has consulted extensively as a digital health care solutions specialist and has been instrumental in the development of new telemedicine platforms.

Dr. Nedd has served on the board of the Doctors of BC, an association of 14,000 physicians and medical students founded in 1900. During his tenure between 2014 and 2017, he created and oversaw the development of new health delivery systems and negotiated with government and private agencies for the financing of new initiatives.

Mr. Rayat, a member of the Board of Directors, has been a long-time majority stockholder and financial supporter of RenovaCare. Mr. Rayat previously served the Company in a number of capacities, including, at various times, as its President and Chief Executive Officer, Chairman and as a member of the Company’s Board of Directors.

Mr. Rayat has been a long-time majority stockholder and financial supporter of RenovaCare. Through his family office, Kalen Capital Corporation, he has invested over $20 million in RenovCare since 2013. Mr. Rayat’s support was key to advancing the SkinGun™ spray device and CellMist System™ from an unpatented technology with little published data to a technology platform with eight patent families, numerous peer reviewed articles and conditional FDA approval of its Investigational Device Exemption application to conduct a clinical trial to evaluate safety and feasibility.

Beginning his career in the financial industry as a messenger and mail-room clerk in a stock brokerage firm in 1981, Mr. Rayat has since invested in a wide range of businesses and sectors, ranging from auto wreckers and alternative energy to raw land and artificial livers.

In recent years, and in addition to commercial real estate in Canada and the United States, Mr. Rayat has narrowed his focus to impact investing. His stated goal is to help inventors, entrepreneurs, and scientists to create and commercialize products and technologies that will have a beneficial impact on society at large. Mr. Rayat also served as a director of SolarWindow Technologies, Inc. from March 15, 2018 to October 1, 2020.

Section 7 Regulation FD

Item 7.01. Regulation FD Disclosure.

On March 30, 2021, RenovaCare, Inc. (the "Company"), issued a press release titled “Renovacare Announces Organizational Changes and Appointment of New Officers,” a copy of which is attached to this report as Exhibit 99.1.

Except for the historical information presented in this document, the matters discussed in this Report, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” “scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Company. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Company in this Report and in the Company’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

The information presented in Item 7.01 of this Current Report and Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

10.1	Separation and Release of Claims Agreement dated March 26, 2021 between RenovaCare, Inc. and Alan L. Rubino

17.1	Resignation Notice dated March 25, 2021 from Alan L. Rubino

99.1	Press Release dated March 30, 2021 titled “Renovacare Announces Organizational Changes and Appointment of New Officers.”

[SIGNATURES PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 30, 2021.

RenovaCare, Inc.

By: /s/ Kaiyo Nedd

Kaiyo Nedd

President and Chief Executive Officer